UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 9, 2009, Amylin Pharmaceuticals, Inc.’s independent Inspector of Elections for the company’s Annual Meeting of Stockholders held on May 27, 2009 issued its certified final report of stockholder voting results.  The final report of the Inspector of Elections indicated that Amylin’s stockholders voted to approve Amylin’s 2009 Equity Incentive Plan, or 2009 EIP, and an amendment to Amylin’s 2001 Employee Stock Purchase Plan, or ESPP, to increase by 1,500,000 shares the aggregate number of shares of Amylin’s common stock authorized for issuance under the ESPP.  The 2009 EIP, the form of 2009 EIP officer option award and the form of 2009 EIP option award are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.  The amended and restated ESPP is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 8.01.  Other Events

The final report of the Inspector of Elections also indicated that the following individuals were elected to Amylin’s Board of Directors:  Adrian Adams, Steven R. Altman, Daniel M. Bradbury, Teresa Beck, M. Kathleen Behrens, Paul N. Clark, Paulo F. Costa, Alexander J. Denner, Karin Eastham, Dr. James R. Gavin, Dr. Jay S. Skyler and Joseph P. Sullivan.  The inspector’s report also indicated that Amylin’s stockholders rejected a non-binding stockholder proposal that Amylin change its jurisdiction of incorporation from Delaware to North Dakota.

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

Number	Description

10.1	Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan.

10.2	Form of Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan Officer Stock Option Agreement.

10.3	Form of Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan Stock Option Agreement.

10.4	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: June 10, 2009	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance, and Corporate Secretary

EXHIBIT INDEX

Number	Description

10.1	Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan.

10.2	Form of Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan Officer Stock Option Agreement.

10.3	Form of Amylin Pharmaceuticals, Inc. 2009 Equity Incentive Plan Stock Option Agreement.

10.4	Amylin Pharmaceuticals, Inc. Amended and Restated 2001 Employee Stock Purchase Plan.